AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1999
                                                        REGISTRATION NO. 333-
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            UNIT CORPORATION
          (Exact name of registrant as specified in its charter)

                         1000 KENSINGTON TOWER I
                            7130 SOUTH LEWIS
                          TULSA, OKLAHOMA 74136
                             (918) 493-7700
    DELAWARE       (Name, address, including zip code,           73-1283193
(State or other  and telephone number, including area code,   (I.R.S.  Employer
jurisdiction of    of Registrant's principal executive       Identification No.)
 incorporation                  offices)
or organization)
                             MARK E. SCHELL
                             GENERAL COUNSEL
                            UNIT CORPORATION
     1000 KENSINGTON TOWER I, 7130 SOUTH LEWIS, TULSA, OKLAHOMA 74136
                             (918) 493-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                COPY TO:
                         LYNNWOOD R. MOORE, JR.
                            CONNER & WINTERS,
                       A PROFESSIONAL CORPORATION
                         3700 FIRST PLACE TOWER
                           15 EAST 5TH STREET
                       TULSA, OKLAHOMA 74103-4344
                             (918) 586-5711
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                           (CONTINUED ON NEXT PAGE)

                         (CONTINUED FROM PREVIOUS PAGE)
                        CALCULATION OF REGISTRATION FEE

                                      PROPOSED      PROPOSED
  TITLE OF EACH                       MAXIMUM        MAXIMUM       AMOUNT
    CLASS OF                          OFFERING      AGGREGATE        OF
  SECURITIES TO      AMOUNT TO BE      PRICE        OFFERING    REGISTRATION
  BE REGISTERED       REGISTERED     PER UNIT(1)   PRICE(1)(2)      FEE
------------------  ---------------  -----------  ------------  ------------
Debt Securities(4)       (3)             (3)           (3)            (3)
Preferred Stock(5)       (3)             (3)           (3)            (3)
Common Stock(6)(7)       (3)             (3)           (3)            (3)
Warrants(8)              (3)             (3)           (3)            (3)
Total               $100,000,000(9)      100%     $100,000,000     $ 27,800
                    ===============  ===========  ============  ============

(1) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2) Estimated for the purpose of computing the registration fee pursuant to Rule 457(o).

(3) Not specified as to each class of securities being registered pursuant to General Instruction II.D. of Form S-3.

(4) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of Debt Securities. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such aggregate principal amount as shall result in an aggregate initial offering price for such securities (excluding any securities previously registered under the Securities Act) not to exceed $100,000,000 less the dollar amount of any securities previously issued hereunder.

(5) Subject to note (9) below, such indeterminate number of shares of Preferred Stock, par value $1.00 per share, as may, from time to time, be issued at indeterminate prices.

(6) Each share of Common Stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement, dated May 19, 1995, with ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

(7) Subject to note (9) below, such indeterminate number of shares of Common Stock, par value $0.20 per share, as may, from time to time, be issued at indeterminate prices including Common Stock issuable upon conversion of Debt Securities or Preferred Stock.

(8) Subject to note (9) below, such indeterminate number of Warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock, as may from time to time, be issued at indeterminate prices.

(9) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement, and not previously registered under the Securities Act, exceed $100,000,000. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.
                           (CONTINUED ON NEXT PAGE)

                         (CONTINUED FROM PREVIOUS PAGE)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, dated July 23, 1999


                                  PROSPECTUS

                                 $100,000,000

                               UNIT CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                 COMMON STOCK
                                   WARRANTS

We may offer and sell, together or separately, from time to time in one or more offerings:

     . unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures, and/or other unsecured evidences of indebtedness in one or more series;

     . shares of preferred stock, in one or more series, which may be convertible into or exchangeable for common stock or debt securities;

     .  shares of common stock; and

     .  warrants to purchase debt securities, preferred stock or common stock.

We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplements to this prospectus carefully before you invest in the securities.

This prospectus may not be used to sell securities unless accompanied by a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                     , 1999

                             TABLE OF CONTENTS

                                                                       Page

About This Prospectus. . . . . . . . . . . . . . . . . . . . . . .     3

Where You Can Find More Information About the Company. . . . . . .     3

The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

Forward Looking Statements . . . . . . . . . . . . . . . . . . . .     4

Ratio of Earnings to Fixed Charges . . . . . . . . . . . . . . . .     5

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .     5

Description of Debt Securities . . . . . . . . . . . . . . . . . .     6

Description of Capital Stock . . . . . . . . . . . . . . . . . . .    21

Description of Warrants. . . . . . . . . . . . . . . . . . . . . .    25

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . .    27

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .    29

Independent Accountants. . . . . . . . . . . . . . . . . . . . . .    29

                             ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading below "Where You Can Find More Information About the Company."

You should rely only on the information or representations incorporated by reference or provided in this prospectus and in the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You may obtain copies of the registration statement, or of any document which we have filed as an exhibit to the registration statement or to any other SEC filing, either from the SEC or from the corporate secretary of the company as described below. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the accompanying prospectus supplement is accurate as of any date other than the dates printed on the front of each such document.

                            WHERE YOU CAN FIND MORE
                         INFORMATION ABOUT THE COMPANY

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by us at the SEC's public reference rooms located at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; at regional offices of the SEC at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 7 World Trade Center, New York, New York 10048. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from the SEC's Internet web site at http://www.sec.gov. Information concerning us also may be inspected at the New York Stock Exchange offices located at 20 Broad
Street, New York, New York 10005.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents issued below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     .  Our Annual Report on Form 10-K for the fiscal year ended
        December 31, 1998;
     .  Our Quarterly Report on Form 10-Q for the quarterly period ended
        March 31, 1999; and
     . The description of rights to purchase preferred stock contained in the Company's registration statement on Form 8-A filed with the SEC on May 23, 1995;

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy of these filings by writing or telephoning Mr. Mark E. Schell, General Counsel and Corporate Secretary, Unit Corporation, 1000 Kensington Tower I, 7130 South Lewis, Tulsa, Oklahoma 74136 (telephone 918/493-7700).

                                  THE COMPANY

Unit Corporation is an independent energy company engaged, through its subsidiaries, in the exploration and production of oil and natural gas, the acquisition of producing oil and natural gas properties and the contract drilling of onshore oil and natural gas wells. Our operations are principally located in the Mid-Continent region, as well as the Permian and Gulf Coast Basins of the United States.

Our principal executive offices are located at 1000 Kensington Tower I, 7130 South Lewis, Tulsa, Oklahoma 74136, and our telephone number is (918) 493-7700.

                           FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, information included in, or incorporated by reference from, future filings by us with the SEC, as well as information contained in written material, press releases and oral statements issued by or on behalf of us, contain, or may contain, certain statements that may be deemed to be "forward-looking statements" within the meaning of federal securities laws. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus, which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believes," "intends," "expects," "anticipates," "projects," "estimates," "predicts" and similar expressions are also intended to identify forward-looking statements.

These forward-looking statements include, among others, such things as:

     .  our Year 2000 plans;
     .  the amount and nature of future capital expenditures;
     .  wells to be drilled or reworked;
     .  oil and gas prices and demand;
     .  exploitation and exploration prospects;
     .  estimates of proved oil and gas reserves;
     .  reserve potential;
     .  development and infill drilling potential;
     .  drilling prospects;
     . expansion and other development trends of the oil and gas industry; . business strategy;
     .  production of oil and gas reserves;
     . expansion and growth of our business and operations; and . drilling rig utilization and drilling rig rates.

These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from our expectations, including:

     . the risk factors discussed in this prospectus and in the documents we incorporate by reference;
     .  general economic, market or business conditions;
     . the nature or lack of business opportunities that may be presented to and pursued by us;
     .  demand for land drilling services;
     .  changes in laws or regulations; and
     .  other factors, most of which are beyond our control.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

                                                      Three Months
                    Year Ended December 31,          Ended March 31,
                   ----------------------------      ---------------
                   1994  1995  1996  1997  1998        1998  1999
                   ----  ----  ----  ----  ----        ----  ----
Ratio of Earnings
to Fixed Charges   3.70  1.92  5.09  6.87  1.75        2.04   N/A

Earnings were inadequate by $1,976,000 in the three months ended Mach 31, 1999 to cover fixed charges. Earnings available for fixed charges represent earnings from continuing operations before income taxes and fixed charges. Fixed charges represent interest incurred and guaranteed plus that portion of rental expense deemed to be the equivalent of interest. We are a guarantor of $879,000 and $521,000 at March 31, 1999 and December 31, 1998, respectively, of debt of a less-than-fifty-percent-owned company accounted for under the equity method.
The amount of fixed charges associated with this guarantee is $15,000 for the three month period ended March 31, 1999 and $20,000 for the year ended December 31, 1998, which amounts are included in the computation of the ratio.

                                USE OF PROCEEDS

Except as otherwise described in any prospectus supplement, the net proceeds from the sale of securities offered from time to time will be used for general corporate purposes, which may include:

     .  repayment or refinancing of indebtedness;
     .  working capital;
     .  capital expenditures;
     . oil and gas property or drilling rig acquisitions; and . repurchases and redemptions of securities.

                        DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities, which may consist of senior notes and debentures and subordinated notes and debentures (the "Debt Securities"), sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Debt Securities being offered will be described in the prospectus supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference should be made to both the prospectus supplement and to the following description.

The Debt Securities will be unsecured general obligations of the Company and may be subordinated to our "Senior Indebtedness" (as defined below) to the extent set forth in the applicable prospectus supplement. See "Description of Debt Securities--Subordination" below. Debt Securities will be issued under an indenture (the "Indenture") to be entered into between the Company and an indenture trustee to be selected by the Company and named in a prospectus supplement (the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the registration statement. The following discussion of certain provisions of the Indenture is a summary only and does not purport to be a complete description of the terms and provisions of the Indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the Indenture. Capitalized terms used in the following summary but not defined have the meanings specified in the Indenture.

General

The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued. We may issue the Debt Securities from time to time in one or more series. The Indenture does not limit the amount of other unsecured indebtedness or securities which may be issued by the Company. Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will not benefit from any covenant or other provision that would afford holders of Debt Securities special protection in the event of a highly leveraged transaction involving the Company. Reference is made to the applicable prospectus supplement for the following terms of the Debt Securities of the series with respect to which the prospectus supplement is being delivered:

     .  the title of Debt Securities of the series;

     . any limit on the aggregate principal amount of the Debt Securities of the series;

     . the date or dates on which the principal and premium, if any, with respect to the Debt Securities of the series are payable;

     . the rate or rates (which may be fixed or variable), or the method of determination of the rate or rates, at which the Debt Securities of the series will bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the method by which such date will be determined, the record dates for the determination of holders of Debt Securities of the series to whom such interest is payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     . the place or places of payment, if any, in addition to or instead of the corporate trust office of the Trustee where the principal, premium, if any, and interest with respect to Debt Securities of the series will be payable;

     . the price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

     . the obligation, if any, of the Company to redeem, purchase, or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of Debt Securities of the series and the price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series will be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligations;

     . the terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for securities of the Company or any other issuer or obligor and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

     . if other than denominations of $1,000 or any integral multiple of $1,000, the denominations in which Debt Securities of the series will be issuable;

     . if the amount of principal, premium, if any, or interest with respect to the Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

     . if the principal amount payable at the stated maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date (or, in such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent principal amount in United States currency;

     . any changes or additions to the provisions of the Indenture dealing with defeasance, including the addition of additional covenants that may be subject to the Company's covenant defeasance option;

     . if other than United States dollars, the coin or currency or currencies or units of two or more currencies in which payment of the principal, premium, if any, and interest with respect to Debt Securities of the series shall be payable;

     . if other than the principal amount of Debt Securities of the series, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration or provable in bankruptcy;

     . the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the Indenture as currently in effect;

     . any addition to or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustee or the holders to declare the principal of and interest on such Debt Securities due and payable;

     .  whether the Debt Securities of the series will be issued in whole or in part in global form, the terms and conditions, if any, upon which any global security may be exchanged in whole or in part for other individual Debt Securities in definitive registered form and the depositary for any such global security;

     . any trustees, authenticating or paying agents, transfer agents or registrars;

     . the applicability of, and any addition to or change in the covenants and definitions currently set forth in the Indenture or in the terms relating to permitted consolidations, mergers, or sales of assets, including conditioning any merger, conveyance, transfer or lease permitted by the Indenture upon the satisfaction of an Indebtedness coverage standard by the Company and Successor Company;

     . the terms, if any, of any guarantee of the payment of principal of, and premium, if any, and interest on, Debt Securities of the series and any corresponding changes to the provisions of the Indenture as currently in effect;

     . the subordination, if any, of the Debt Securities of the series and any changes or additions to the provisions of the Indenture relating to subordination;

     . if Debt Securities of the series do not bear interest, the dates for certain required reports to the Trustee; and

     . any other terms of the Debt Securities of the series (which terms shall not be prohibited by the Indenture).

The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of Debt Securities offered, including those applicable to:

     . Debt Securities with respect to which payments of principal, premium, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies, or commodities);

     . Debt Securities with respect to which principal, premium, or interest is payable in a foreign or composite currency;

     . Debt Securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Original Issue Discount Debt Securities"); and

     . variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.

Payments of interest on Debt Securities shall be made at the corporate trust office of the Trustee or at the option of the Company by check mailed to the registered holders of Debt Securities or, if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by such holder.

Unless otherwise provided in the applicable prospectus supplement, Debt Securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States or at the office of the Trustee or the Trustee's agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Global Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Global Security") that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the prospectus supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of persons that have accounts with such depositary ("participants"). The amounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for such Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). So long as the depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders of such Debt Securities under the Indenture.

Principal, premium, if any, and interest payments on Debt Securities represented by a Global Security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depositary for any Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium, or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such depositary. The
Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

If the depositary for any Debt Securities represented by a Global Security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such Debt Securities.

Subordination

Debt Securities may be subordinated ("Subordinated Debt Securities") in right of payment, to the extent and in the manner set forth in the Indenture and the applicable prospectus supplement, to the prior payment of all Indebtedness of the Company that is designated as "Senior Indebtedness." Senior Indebtedness, with respect to any series of Subordinated Debt Securities, will consist of any Indebtedness of the Company that is designated in a resolution of the Company's Board of Directors or the supplemental Indenture establishing such series as Senior Indebtedness with respect to such series.

Upon any payment or distribution of assets of the Company to creditors or upon a total or partial liquidation or dissolution of the Company or in a bankruptcy, receivership, or similar proceeding relating to the Company or its property, holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before holders of Subordinated Debt Securities shall be entitled to receive any payment of principal, premium, or interest with respect to the Subordinated Debt Securities, and until the Senior Indebtedness is paid in full, any distribution to which holders of Subordinated Debt Securities would otherwise be entitled shall be made to the holders of Senior

Indebtedness (except that such holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Subordinated Debt Securities).

The Company may not make any payments of principal, premium, or interest with respect to Subordinated Debt Securities, make any deposit for the purpose of defeasance of such Subordinated Debt Securities, or repurchase, redeem, or otherwise retire (except, in the case of Subordinated Debt Securities that provide for a mandatory sinking fund, by the delivery of Subordinated Debt Securities by the Company to the Trustee in satisfaction of the Company's sinking fund obligation) any Subordinated Debt Securities if:

        (a) any principal, premium, if any, or interest with respect to Senior Indebtedness is not paid within any applicable grace period (including at maturity), or

        (b) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms,

        unless, in either case,

             (i) the default has been cured or waived and such acceleration has been rescinded,

             (ii)   such Senior Indebtedness has been paid in full in cash, or

             (iii) the Company and the Trustee receive written notice approving such payment from the representatives of each issue of "Designated Senior Indebtedness" (which will include any specified issue of Senior Indebtedness).

During the continuance of any default (other than a default described in clause
(a) or (b) above) with respect to any Senior Indebtedness pursuant to which the maturity of such Senior Indebtedness may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt Securities for a period (the "Payment Blockage Period") commencing on the receipt by the Company and the Trustee of written notice of such default from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and expiring 179 days thereafter. The Payment Blockage Period may be terminated before its expiration by written notice to the Trustee and the Company from the person who gave the Blockage Notice, by repayment in full in cash of the Senior Indebtedness with respect to which the Blockage Notice was given, or because the default giving rise to the Payment Blockage Period is no longer continuing. Unless the holders of such Senior Indebtedness shall have accelerated the maturity of such Senior Indebtedness, the Company may resume payments on the Subordinated Debt Securities after the expiration of the Payment Blockage Period. Not more than one Blockage Notice may be given in any period of 360 consecutive days unless the first Blockage Notice within such 360-day period is given by or on behalf of holders of Designated Senior Indebtedness other than the Bank Indebtedness, in which case the representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. After all Senior Indebtedness is paid in full and until the

Subordinated Debt Securities are paid in full, holders of the Subordinated Debt Securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions, in the event of the Company's bankruptcy or insolvency, creditors of the Company who are holders of Senior Indebtedness, as well as certain general creditors of the Company, may recover ratably more than the holders of the Subordinated Debt Securities.

Events of Default and Remedies

The following events are defined in the Indenture as "Events of Default" with respect to a series of Debt Securities:

        (a) default in the payment of any installment of interest on any Debt Securities of that series when due and payable (whether or not, in the case of Subordinated Debt Securities, such payment shall be prohibited by reason of the subordination provision described above) and continuance of such default for a period of 30 days;

        (b) default in the payment of principal or premium, if any, with respect to any Debt Securities of that series when due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase, or otherwise (whether or not, in the case of Subordinated Debt Securities, such payment shall be prohibited by reason of the subordination provision described above);

        (c) default in the payment of any sinking fund payment with respect to any Debt Securities of that series when due and payable;

        (d) the Company fails to comply with the provisions of the Indenture relating to consolidations, mergers and sales of assets;

        (e) the Company fails to observe or perform any other of its covenants or agreements in the Debt Securities of that series, in any resolution of the Board of Directors of the Company authorizing the issuance of that series of Debt Securities, in the Indenture with respect to such series, or in any supplemental Indenture with respect to such series (other than a covenant or agreement a default in the performance of which is otherwise specifically dealt with) for a period of 60 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

        (f) the Company or any Subsidiary does not pay its Indebtedness within any applicable grace period after final maturity or such Indebtedness is accelerated by the holders of such Indebtedness because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $40 million or the United States dollar equivalent of $40 million at the time, and such default remains uncured or such acceleration is not rescinded for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

        (g)  the Company shall

             (1) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency, or similar law,

             (2) consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any such proceeding of the filing of any such petition,

             (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, or similar official for the Company for a substantial part of its property,

             (4) file an answer admitting the material allegations of a petition filed against it in any such proceeding,

             (5) make a general assignment for the benefit of creditors,

             (6) admit in writing its inability or fail generally to pay its debts as they become due,

             (7) take corporate action for the purpose of effecting any of the foregoing, or

             (8) take any comparable action under any foreign laws relating to insolvency;

        (h) the entry of an order or decree by a court having competent jurisdiction for

             (1) relief with respect to the Company or a substantial part of its property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency, or similar law,

             (2) the appointment of a receiver, trustee, custodian, sequestrator, or similar official for the Company or for a substantial part of its property, or

             (3) the winding-up or liquidation of the Company;

        and such order or decree shall continue unstayed and in effect for 60 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days; or

        (i) any other Event of Default provided under the terms of the Debt Securities of that series.

An Event of Default with respect to one series of Debt Securities is not necessarily an Event of Default for another series.

If an Event of Default occurs and is continuing with respect to any series of Debt Securities, unless the principal and interest with respect to all the Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding may declare the principal of

(or, if Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in such series) and interest on all the Debt Securities of such series due and payable immediately.

If an Event of Default occurs and is continuing, the Trustee shall be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the Debt Securities of the affected series or the Indenture, to prosecute any such action or proceeding to judgment or final decree, and to enforce any such judgment or final decree against the Company or any other obligor on the Debt Securities of such series. In addition, if there shall be pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the Debt Securities, or if a receiver, trustee, or similar official shall have been appointed for its property, the Trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal, premium and interest (or, in the case of Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the Debt Securities. No holder of any Debt Securities of any series shall have any right to institute any action or proceeding upon or under or with respect to the Indenture, for the appointment of a receiver or trustee, or for any other remedy, unless:

        (a) such holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that series and of the continuance of such Event of Default;

        (b) the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series shall have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred in connection with such action or proceeding; and

        (c) the Trustee, for 60 days after its receipt of such notice, request, and offer of indemnity shall have failed to institute such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to the provisions of the Indenture.

Prior to the acceleration of the maturity of the Debt Securities of any series, the holders of a majority in aggregate principal amount of the Debt Securities of that series at the time outstanding may, on behalf of the holders of all Debt Securities of that series, waive any past default or Event of Default and its consequences for that series, except:

        (a) a default in the payment of the principal, premium, if any, or interest with respect to such Debt Securities; or

        (b) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder so affected.

In case of any such waiver, such default shall cease to exist, any Event of Default arising from such default shall be deemed to have been cured for all purposes, and the Company, the Trustee and the holders of the Debt Securities of that series shall be restored to their former positions and rights under the Indenture.

The Trustee shall, within 90 days after the occurrence of a default known to it with respect to a series of Debt Securities, give to the holders of the Debt Securities of such series notice of all uncured defaults with respect to such series known to it, unless such defaults shall have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, or interest with respect to the Debt Securities of such series or in the making of any sinking fund payment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such Debt Securities.

Modification of the Indenture

The Company and the Trustee may enter into supplemental Indentures without the consent of the holders of Debt Securities issued under the Indenture for one or more of the following purposes:

        (a) to evidence the succession of another person to the Company and the assumption by such successor of the covenants, agreements, and obligations of the Company in the Indenture and in the Debt Securities;

        (b) to surrender any right or power conferred upon the Company by the Indenture, to add further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of Debt Securities, and to make the occurrence, or the occurrence and continuance of a default in any of such additional covenants, restrictions, conditions, or provisions, a default or an Event of Default under the Indenture;

        (c) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, in any supplemental Indenture, or in any Debt Securities that may be defective or inconsistent with any other provision contained in the Indenture, in any supplemental Indenture, or in any Debt Securities, to convey, transfer, assign, mortgage, or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any holders of Debt Securities of any series;

        (d) to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental Indenture under the Trust Indenture Act as then in effect;

        (e) to add or change any of the provisions of the Indenture to change or eliminate any restriction on the payment of principal or premium with respect to Debt Securities so long as any such action does not adversely affect the interest of the holders of Debt Securities in any material respect or permit or facilitate the issuance of Debt Securities of any series in uncertificated form;

        (f) to comply with the provisions of the Indenture relating to consolidations, mergers, and sales of assets;

        (g) in the case of Subordinated Debt Securities, to make any change in the provisions of the Indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions (but only if such holder of Senior Indebtedness consents to such change);

        (h) to add guarantees with respect to the Debt Securities or to secure the Debt Securities;

        (i) to add to, change, or eliminate any of the provisions of the Indenture with respect to one or more series of Debt Securities, so long as any such addition, change, or elimination not otherwise permitted under the Indenture shall

             (1) neither apply to any Debt Securities of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such Debt Security with respect to such provision, or

             (2) become effective only when there is no such Debt Security outstanding;

        (j) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and

        (k) to establish the form or terms of any series of Debt Securities.

With the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected, the Company and the Trustee may from time to time and at any time enter into a supplemental Indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the holder of the Debt Securities of such series. However, without the consent of the holders of each Debt Security so affected, no such supplemental Indenture may:

     . reduce the percentage in principal amount of Debt Securities of any series whose holders must consent to an amendment;

     . reduce the interest rate or extend the time for payment of interest on any Debt Security;

     .  reduce the principal of or extend the stated maturity of any Debt
        Security;

     . reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed;

     . make any Debt Security payable in a currency other than that stated in the Debt Security;

     . in the case of any Subordinated Debt Security, make any change in the provisions of the Indenture relating to subordination that adversely affects the rights of any holder under such provisions;

     . release any security that may have been granted with respect to the Debt Securities; or

     . make any change in the provisions of the Indenture relating to waivers of defaults or amendments that require unanimous consent.

Consolidation, Merger, and Sale of Assets

The Indenture provides that the Company may not consolidate with or merge with or into any person, or convey, transfer, or lease all or substantially all of its assets, unless the following conditions have been satisfied:

        (a) Either

             (i) the Company is the continuing person in the case of a merger, or

             (ii) the successor corporation is a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and shall expressly assume all of the obligations of the Company under the Debt Securities and the Indenture;

        (b) Immediately after giving effect to the transaction (and treating any Indebtedness that becomes an obligation of the successor corporation or any Subsidiary of the Company as a result of the transaction as having been incurred by the successor corporation or the Subsidiary at the time of the transaction), no default or Event of Default would occur or be continuing; and

        (c) The Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, or transfer complies with the Indenture.

Certain Definitions

The following definitions, among others, are used in the Indenture. Many of the definitions of terms used in the Indenture have been negotiated specifically for the purposes of inclusion in the Indenture and may not be consistent with the manner in which such terms are defined in other contexts. Prospective purchasers of Debt Securities are encouraged to read each of the following definitions carefully and to consider such definitions in the context in which they are used in the Indenture.

"Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"Disqualified Stock" of a Person means Redeemable Stock of such Person as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Debt Securities.

"GAAP" means generally accepted accounting principles in the United States as in effect as of the date on which the Debt Securities of the applicable series are issued, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting

Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP consistently applied.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

        (a) the principal of Indebtedness of such Person for borrowed money;

        (b) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

        (c) all Capitalized Lease Obligations of such Person;

        (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables);

        (e) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (d) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

        (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding, in each case, any accrued dividends);

        (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination or (B) the amount of such Indebtedness of such other Persons; and

        (h) all Indebtedness of other Persons to the extent Guaranteed by such Person.

For purposes of this definition, the maximum fixed redemption, repayment or repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Stock as if such Stock were redeemed, repaid or repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Stock as reflected in the most recent financial statements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

"Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Redeemable Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event

        (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

        (ii) is convertible or exchangeable for Indebtedness (other than Preferred Stock) or Disqualified Stock, or

        (iii) is redeemable at the option of the holder thereof, in whole or in part.

"Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by

        (i)    such Person,

        (ii)   such Person and one or more Subsidiaries of such Person, or

        (iii)  one or more Subsidiaries of such Person.

Satisfaction and Discharge of the Indenture; Defeasance

The Indenture shall generally cease to be of any further effect with respect to a series of Debt Securities if

        (a) the Company has delivered to the Trustee for cancellation all Debt Securities of such series (with certain limited exceptions), or

        (b) all Debt Securities of such series not previously delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the Trustee as trust funds the entire amount in the currency in which the Debt Securities are denominated sufficient to pay at maturity or upon redemption all such Debt Securities;

and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the Indenture by the Company.

In addition, the Company shall have a "legal defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of the particular series, all of its obligations under such Debt Securities and the Indenture with respect to such Debt Securities) and "covenant defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, its obligations with respect to such Debt Securities under certain specified covenants contained in the Indenture). If the Company exercises its legal defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default related to the specified covenants. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if:

        (a) the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations (as defined in the Indenture) for the payment of principal, premium, and interest with respect to such Debt Securities to maturity or redemption, as the case may be;

        (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payment of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the Debt Securities of such series to maturity or redemption, as the case may be;

        (c) 91 days pass after the deposit is made and during the 91-day period no default described in clause (g) or (h) under "Description of Debt
        Securities   Events of Default and Remedies" above with respect to the
        Company occurs that is continuing at the end of such period;

        (d) no default has occurred and is continuing on the date of such deposit and after giving effect thereto;

        (e) the deposit does not constitute a default under any other agreement binding on the Company, and, in the case of Subordinated Debt Securities, is not prohibited by the provisions of the Indenture relating to subordination;

        (f) the Company delivers to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

        (g) the Company shall have delivered to the Trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance; and

        (h) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by the Indenture have been complied with.

The Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the Debt Securities of the defeased series.

In the case of Subordinated Debt Securities, the money and U.S. Government Obligations so held in trust will not be subject to the subordination provisions of the Indenture.

The Trustee

The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business and the Trustee may own Debt Securities. The prospectus supplement relating to a particular issue of Debt Securities will provide additional information with respect to any relationship the Company may have with the Trustee for such Debt Securities.

                           DESCRIPTION OF CAPITAL STOCK

We have 45,000,000 authorized shares of capital stock, consisting of (a) 40,000,000 shares of common stock, having a par value of $.20 per share, and (b) 5,000,000 shares of preferred stock, having a par value of $1.00 per share.

Common Stock

As of the date of this prospectus, there were 25,740,160 shares of common stock outstanding. All of such outstanding shares of common stock are fully paid and nonassessable.

Holders of common stock are entitled to receive dividends, when, as and if declared by our Board of Directors out of assets legally available for their payment. In certain cases, we may not pay dividends to common stockholders until our dividend obligations to the holder of any preferred stock then outstanding have been satisfied. The provisions of our credit arrangements subject us to certain restrictions on the payment of dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in our assets remaining after payment of all liabilities and after holders of all series of outstanding preferred stock have received their liquidation preferences in full.

The holders of common stock have no preemptive subscription, conversion or redemption rights, and are not subject to further calls or assessments by us. There are no sinking fund provisions applicable to the common stock.

Holders of common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock have no right to cumulate their votes in the election of directors.

Preferred Stock

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Preferred stock may be issued from time to time in one or more series, and our Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the Board of Directors to determine such rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.

Stockholder Rights Agreement

Each share of common stock includes one right ("Right") entitling the registered holder to purchase from us one one-hundredth of a share (a "Fractional Share") of Series A Participating Cumulative Preferred Stock (the " Preferred Shares"), at a purchase price per Fractional Share of $12.75, subject to adjustment (the "Purchase Price").

With certain exceptions, upon the earlier of (1) 10 days following the date the Company learns that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock, or (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person becoming an Acquiring Person, a "Distribution Date" will occur and the Rights will be separated from the common stock. In certain circumstances, our Board of Directors may defer the Distribution Date. Certain inadvertent acquisitions will not result in a person becoming an Acquiring Person if the person promptly divests itself of sufficient common stock. Until the Distribution Date, (1) the Rights are evidenced by the certificates representing outstanding shares of common stock and will be transferred with and only with such certificates, which contain a notation incorporating the Rights Agreement by reference, and (2) the surrender for transfer of any certificate for common stock will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business 10 years after the Rights are issued, unless earlier redeemed or exchanged by us as described below.

As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights certificates alone will represent the Rights. All shares of common stock issued prior to the Distribution Date will be issued with Rights. Shares of common stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of the common stock issued after the Distribution Date will be issued with Rights.

In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of common stock at a price and on terms that a majority of our independent directors determines to be fair to and otherwise in our and our stockholders best interests (a "Permitted Offer")), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, the number of Fractional Shares equivalent to the number of shares of common stock (or, in certain circumstances, cash, property or other securities) having a market value equal to two times the Purchase Price. Notwithstanding the foregoing, following the occurrence of any Triggering Event (as defined below), all Rights that are, or

(under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement.

In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (1) we are acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer) or (2) 50% or more of our assets or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a market value equal to two times the exercise price of the Right as set by the Board of Directors. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

The number of outstanding Rights associated with a share of common stock, or the number of Preferred Shares issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Shares.

At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, we may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, payable, at our option, in cash, shares of common stock or such other consideration as the Board of Directors may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

Other than the redemption price, the Board of Directors may amend any of the provisions of the Rights Agreement as long as the Rights are redeemable.

The Rights have certain antitakeover effects. They will cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us, even if such acquisition may be favorable to the interests of our stockholders. Because the Board of Directors can redeem the Rights or approve a Permitted Offer, the Rights should not interfere with a merger or other business combination approved by the Board of Directors. The Rights were issued to protect our stockholders from coercive or abusive takeover tactics and inadequate takeover offers and to afford our Board of Directors more negotiating leverage in dealing with prospective acquirors.

Certain Other Possible Anti-takeover Provisions

Our Charter and Delaware law contain certain provisions that might be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

Classified Board of Directors

Our Charter provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms, with the number of directors in each class to be as nearly equal as possible. As a result, only one-third of our directors are elected each year.

Issuance of Preferred Stock

As described above, our Charter authorizes a class of undesignated preferred stock consisting of 5,000,000 shares. The issuance of preferred stock could, among other things, make it more difficult for a third party to gain control of us.

Fair Price Provisions

Our Charter also contains certain "fair price provisions" designated to provide safeguards for stockholders when an "interested stockholder" (defined as a stockholder owning 5% or more of our voting stock) attempts to effect a "business combination" with us. The term "business combination" includes:

     . any merger or consolidation of us involving the interested stockholder, . certain dispositions of our assets, . any issuance of our securities meeting certain threshold amounts, to the interested stockholder,
     . adoption of any plan of liquidation or dissolution of us proposed by the interested stockholder, and
     . any reclassification of our securities having the effect of increasing the proportionate share of ownership of the interested stockholder.

In general, a business combination between us and the interested stockholder must be approved by the affirmative vote of 80% of the outstanding voting stock unless the transaction is approved by a majority of the members of the Board of Directors who are not affiliated with the interested stockholder or certain minimum price and form of consideration requirements are satisfied.

Delaware Business Combination Statute

We are incorporated under the laws of the State of Delaware. Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined as a stockholder owning 15% or more of a corporation's voting stock) from engaging in a business combination with that corporation for a period of three years from the date the stockholder became an interested stockholder unless:

     . the corporation's board of directors had earlier approved either the business combination or the transaction by which the stockholder became an interested stockholder;
     . upon attaining that status, the interested stockholder had acquired at least 85% of the corporation's voting stock (not counting shares owned by persons who are directors and also officers); or

     . the business combination is later approved by the board of directors and authorized by a vote of two-thirds of the stockholders (not including the shares held by the interested stockholder).

Since we have not amended our Charter or By-laws to exclude the application of
Section 203, its provisions apply to us. Accordingly, Section 203 may inhibit an interested stockholder's ability to acquire additional shares of common stock or otherwise engage in a business combination with us.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the common stock is ChaseMellon Shareholder Services, L.L.C.

                             DESCRIPTION OF WARRANTS

General

We may issue warrants (the "Warrants") to purchase Debt Securities ("Debt Warrants") or, Warrants to purchase common stock or preferred stock ("Stock Warrants"). Warrants may be issued independently of or together with any other securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate Warrant Agreement (each a "Warrant Agreement") to be entered into between us and a Warrant Agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with any Warrant and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following summaries set forth certain general terms and provisions of the Warrants. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any Debt Warrants, including the following:

     .  the title of such Debt Warrants;

     .  the offering price for such Debt Warrants, if any;

     .  the aggregate number of such Debt Warrants;

     . the designation and terms of such Debt Securities purchasable upon exercise of such Debt Warrants;

     . if applicable, the designation and terms of the securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Security;

     . if applicable, the date from and after which such Debt Warrants and any securities issued therewith will be separately transferable;

     . the principal amount of Debt Securities purchasable upon exercise of a Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise;

     . the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire;

     . if applicable, the minimum or maximum amount of such Debt Warrants which may be exercised at any one time;

     . whether the Debt Warrants represented by the Debt Warrant certificates or Debt Securities that may be issued upon exercise of the Debt Warrants will be issued in registered or bearer form;

     .  information with respect to book-entry procedures, if any;

     . the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     . if applicable, a discussion of certain United States federal income tax considerations;

     .  the antidilution provisions of such Debt Warrants, if any;

     . the redemption or call provisions, if any, applicable to such Debt Warrants; and

     . any additional terms of the Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Debt Warrants.

Stock Warrants

The applicable prospectus supplement will describe the terms of any Stock Warrants, including the following:

     .  the title of such Stock Warrants;

     .  the offering price of such Stock Warrants, if any;

     .  the aggregate number of such Stock Warrants;

     . the designation, number of shares and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of such Stock Warrants;

     . if applicable, the date from and after which such Stock Warrants and any securities issued therewith will be separately transferable;

     . the number of shares of common stock, or preferred stock purchasable upon exercise of a Stock Warrant and the price at which such shares may be purchased upon exercise;

     . the date on which the right to exercise such Stock Warrants shall commence and the date on which such right shall expire;

     . if applicable, the minimum or maximum amount of such Stock Warrants which may be exercised at any one time;

     . the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     . if applicable, a discussion of certain United States federal income tax considerations;

     .  the antidilution provisions of such Stock Warrants, if any;

     . the redemption or call provisions, if any, applicable to such Stock Warrants; and

     . any additional terms of such Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Stock Warrants.

                              PLAN OF DISTRIBUTION

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell the securities in exchange for one or more of its outstanding issues of debt or convertible debt securities, or in exchange for one or more classes of securities of other issuers in connection with business combination transactions. Each prospectus supplement will describe the method of distribution of the securities offered therein.

We may sell securities in any of three ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers. The accompanying prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of the securities will be named in the prospectus supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters or agents to purchase a particular offering of securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the particular securities offered if any are purchased.

If dealers are utilized in the sale of a particular offering of securities with respect to which this prospectus is delivered, the Company will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating thereto. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described therein. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer's commission. It is anticipated that any underwriting agreement pertaining to any such securities will (1) entitle the underwriters to indemnification by the Company against certain civil liabilities under the securities Act or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (2) provide that the obligations of the underwriters will be subject to certain conditions precedent and (3) provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

Securities also may be offered directly by the Company or through agents designated by the Company from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any such agent will be named, and the terms of any such agency (including any commissions payable by the Company to such agent) will be set forth, in the prospectus supplement relating thereto. Unless otherwise indicated in such prospectus supplement, any such agent will act on a reasonable best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents may be required to make in respect thereof.

If so indicated in a prospectus supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain specified entities to purchase securities from the Company pursuant to delayed delivery contracts providing for payment and delivery at a specified future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Underwriters and agents may purchase and sell the securities in the secondary market, but are not obligated to do so. There can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities. A particular offering of securities may or may not be listed on a national securities exchange.

Underwriters and agents may engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. The Company may elect to list any other class or series of securities on any exchange, but it is not obligated to do so. Any underwriters to whom securities are sold by the Company for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from the Company in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.
For a description of these activities, see "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.

                                 LEGAL MATTERS

The validity of the offered securities will be passed upon for us by Conner & Winters, A Professional Corporation, Tulsa, Oklahoma, and for any underwriters, dealers or agents by a firm named in the prospectus supplement relating to the particular securities.

                             INDEPENDENT ACCOUNTANTS

The financial statements incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. With respect to the unaudited consolidated financial information of Unit Corporation for the three month periods ended March 31, 1999 and 1998, incorporated by reference in this registration statement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 29, 1999, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts and commissions) are as follows:

SEC registration fee. . . . . . . . . . . . . .    $27,800
Printing expenses.. . . . . . . . . . . . . . .    $50,000
Accounting fees and expenses. . . . . . . . . .    $50,000
Legal fees and expenses.. . . . . . . . . . . .    $25,000
Blue Sky qualification fees and expenses. . . .     $2,000
Trustee's fees and expenses.. . . . . . . . . .    $10,000
Fees of rating agencies.. . . . . . . . . . . .    $75,000
Miscellaneous.. . . . . . . . . . . . . . . . .    $10,200

         Total                                    $250,000
                                                  ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 4 of the By-Laws of the Company provides for indemnification of any person who is, or is threatened to be made, a witness in or a party to any proceeding by reason of his position as a director, officer, or employee of the Company, to the extent authorized by applicable law including, but not limited to, the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney's fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. Article 4 of the By-laws also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted to present and former directors, officers, employees and agents, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Article Nine of our Charter eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director

     . for a breach of the director's duty of loyalty to us or to our stockholders;

     . for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

     . under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

     . for transactions from which the director derived an improper personal benefit.

We have purchased directors and officers liability insurance that would indemnify our directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

The above discussion of our Charter, By-Laws and of Section 145 of the Delaware General Corporation Law is not exhaustive and is qualified in its entirety by our Charter, our By-Laws and statute.


ITEM 16. EXHIBITS.

Exhibit
Number                Description of Exhibits
-------               -----------------------
  1.1 --Form of Underwriting Agreement for equity securities (to be filed by amendment or incorporated herein by reference)
  1.2 --Form of Underwriting Agreement for debt securities (to be filed by amendment or incorporated herein by reference)
  3.1     --Restated Certificate of Incorporation of Unit Corporation (filed herewith)
  3.2     --By-Laws of Unit Corporation (filed herewith)
  4.1     --Form of Common Stock Certificate of Unit Corporation (filed herewith)
  4.2     --Rights Agreement between the Company and Chemical Bank,
            Rights Agent (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed with the SEC on May 23, 1995)
  4.3     --Form of Indenture (Debt Securities) (filed herewith)
  4.4 --Form of senior debt security (to be filed by amendment or incorporated herein by reference)
  4.5 --Form of subordinated debt security (to be filed by amendment or incorporated herein by reference)
  4.6 --Form of Warrant (to be filed by amendment or incorporated herein by reference)
  5       --Opinion of Conner & Winters, Tulsa, Oklahoma relating to the
            Debt Securities, Preferred Stock, Common Stock, and Warrants (filed herewith)
 12       --Computation of Ratio of Earnings to Fixed Charges (filed herewith)
 15       --Letter of PricewaterhouseCoopers LLP regarding unaudited interim financial information (filed herewith)
 23.1     --Consent of PricewaterhouseCoopers LLP, independent accountants
            (filed herewith)
 23.2     --Consent of Conner & Winters (included in Exhibit 5)
 24.1     --Power of Attorney (included on the signature page to this registration statement)
 25.1     --Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 relating to the Indenture (Debt Securities) ( to be filed by amendment or incorporated herein by reference)

ITEM 17. UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or section

             15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on July 23, 1999.

                               Unit Corporation

                               By:      /s/ King P. Kirchner
                                   ------------------------------
                                        King P. Kirchner,
                                        Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark E. Schell and King P. Kirchner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 23, 1999.

            Name                          Title

    /s/ King P. Kirchner         Chief Executive Officer
-----------------------------    Chairman of the Board
King P. Kirchner


    /s/ John G. Nikkel           President and
-----------------------------    Director
John G. Nikkel


    /s/ Earle Lamborn            Vice President and
-----------------------------    Director
Earle Lamborn

                                 Vice President, Treasurer
    /s/ Larry D. Pinkston        and Chief Financial Officer
-----------------------------    (Principal Financial Officer)
Larry D. Pinkston

                                 Controller
    /s/ Stanley W. Belitz        (Principal Accounting Officer)
-----------------------------
Stanley W. Belitz


    /s/ William B. Morgan        Director
-----------------------------
William B. Morgan


    /s/ Don Cook                 Director
-----------------------------
Don Cook


    /s/ J. Michael Adcock        Director
-----------------------------
J. Michael Adcock


                                 Director
-----------------------------
John S. Zink


    /s/ John H. Williams         Director
-----------------------------
John H. Williams

                               INDEX TO EXHIBITS

  Exhibit
  Number                    Description of Exhibits
                            -----------------------

    1.1 --Form of Underwriting Agreement for equity securities (to be filed by amendment or incorporated herein by reference)
    1.3 --Form of Underwriting Agreement for debt securities (to be filed by amendment or incorporated herein by reference)
    3.1 --Restated Certificate of Incorporation of Unit Corporation (filed herewith)
    3.2   --By-Laws of Unit Corporation (filed herewith)
    4.1   --Form of Common Stock Certificate of Unit Corporation (filed herewith)
    4.2 --Rights Agreement between the Company and Chemical Bank, Rights Agent (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed with the SEC on May 23, 1995)
    4.3   --Form of Indenture (Debt Securities) (filed herewith)
    4.4 --Form of senior debt security (to be filed by amendment or incorporated herein by reference)
    4.5 --Form of subordinate debt security (to be filed by amendment or incorporated herein by reference)
    4.6 --Form of Warrant (to be filed by amendment or incorporated herein by reference)
    5     --Opinion of Conner & Winters, Tulsa, Oklahoma relating to the
            Debt Securities, Preferred Stock, Common Stock, and Warrants (filed herewith)
   12     --Computation of Ratio of Earnings to Fixed Charges (filed herewith)
   15     --Letter of PricewaterhouseCoopers LLP regarding unaudited interim financial information (filed herewith)
   23.1 --Consent of PricewaterhouseCoopers LLP, independent accountants (filed herewith)
   23.2   --Consent of Conner & Winters (included in Exhibit 5)
   24.1 --Power of Attorney (included on the signature page to this registration statement)
   25.1 --Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 relating to the Indenture (Debt Securities)(to be filed by amendment or incorporated herein by reference)